Exhibit 8.2

WONGPARTNERSHIP

Tel: Fax:	+65 6416 8000 +65 6532 5711 +65 6532 5722	Main Line Capital Markets/Finance/Corporate/Corporate Real Estate Litigation & Dispute Resolution/Tax/Intellectual Property (not for service of court documents)	WongPartnership LLP One George Street #20-01 Singapore 049145 Email: contactus@wongpartnership.com Website: www.wongpartnership.com.sg (A full partners’ list is available upon request)

TO			FROM

Ref:	—		Ref: KAY/TST/yt/20081730

Date: January 22, 2010			Fax: +65 6532 5722 Direct:+65 6416 8102/8186 Email:kaykheng.tan @wongpartnership.com shaotong.tan @wongpartnership.com

Avago Technologies Limited

1 Yishun Avenue 7

Singapore 768923

Dear Sirs,

AVAGO TECHNOLOGIES LIMITED—REGISTRATION STATEMENT IN RESPECT OF THE PUBLIC OFFERING OF CERTAIN SHARES OF THE COMPANY

We have acted as Singapore legal advisers to Avago Technologies Limited, a public limited company incorporated under the laws of the Republic of Singapore (the “Company”) in connection with the public offering (the “Offering”) of up to 28,750,00 ordinary shares of the Company being offered by certain shareholders of the Company pursuant to the registration statement on Form S-1 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on January 15, 2010. You have requested our opinion concerning the statements in the Registration Statement under the section “Tax Considerations—Singapore Tax Considerations”, comprising the subsections “Income Taxation under Singapore Law”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

We are opining herein as to the effect on the subject transaction only of the tax laws of Singapore as at the date of this opinion and as such laws have, to date, been interpreted in published decisions of the courts of the Republic of Singapore. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Registration Statement under the section “Tax Considerations—Singapore Tax Considerations”, comprising the subsections “Income Taxation under Singapore Law”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”, constitute the opinion of WongPartnership LLP as to the material Singapore tax consequences of an investment in the ordinary shares.

No opinion is expressed as to any matter not discussed herein.

We will not be responsible to carry out any review or to update the opinion for any subsequent changes or modifications to the law and regulations, or to the administrative interpretations thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the section “Tax considerations– Singapore Tax Considerations” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

This opinion given herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering, or otherwise including, but without limitation, any other document signed in connection with the Offering. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership

WongPartnership LLP